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                                                                  EXHIBIT T3E(5)


                          NOTICE OF GUARANTEED DELIVERY
                                 WITH RESPECT TO
                          ALTIVA FINANCIAL CORPORATION
                       12 1/2% SUBORDINATED NOTES DUE 2001

     This form must be used by a Holder of the 12 1/2% Subordinated Notes due 2001 (the "Old Notes") of Altiva Financial Corporation, formerly Mego Mortgage Corporation, who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Private Placement Memorandum (the "Memorandum") dated February 23, 2000 and in Instruction 2 to the enclosed Letter of Transmittal. Any Holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Memorandum or the Letter of Transmittal.

           To: American Stock Transfer & Trust Company, Exchange Agent


    By Mail, By Overnight Courier or                    By Facsimile:
                By Hand:                               (718) 921-8334
 America Stock Transfer & Trust Company
             40 Wall Street
        New York, New York 10005

                                                    Confirm by Telephone
                                                       (718) 921-8293


                              For information call:
                                   Isaac Kagen
                                 (718) 921-8293

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE DEPOSITARY ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


     PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentleman:

     The undersigned hereby tenders to Altiva, upon the terms and subject to the conditions set forth in the Memorandum, the related Letter of Transmittal, and the Exchange Agreement by and between Altiva and the holders of the Old Notes who shall execute the same, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Memorandum and in Instruction 2 of the Letter of Transmittal. The undersigned hereby tenders the Old Notes listed below:


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
                                             AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY     AMOUNT REPRESENTED         AMOUNT TENDERED
-----------------------------------------    -------------------       -------------------



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